UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 1, 2009
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (972) 490-9600
Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
     On July 1, 2009, Ashford Hospitality Limited Partnership (the “Operating Partnership”), the operating partnership of Ashford Hospitality Trust, Inc. (the “Company”), purchased two, 1-year “flooridors.” The first “flooridor”, which is for a notional amount of $1.8 billion, is for the period commencing December 14, 2009 and ending December 13, 2010. Under this flooridor, the counterparty will make payments to the Operating Partnership when LIBOR is below 1.75% but only down to LIBOR of 1.25% such that the counterparty’s liability is capped at LIBOR of 1.25%. For example, if LIBOR is below 1.25% for the entire term of the flooridor, the counterparty’s obligation to the Operating Partnership would be 0.50% of the notional amount of $1.8 billion.
     The second “flooridor”, which is also for a notional amount of $1.8 billion, is for the period commencing December 13, 2010 and ending December 13, 2011. Under this flooridor, the counterparty will make payments to the Operating Partnership when LIBOR is below 2.75% but only down to LIBOR of 0.50% such that the counterparty’s liability is capped at LIBOR of 0.50%. For example, if LIBOR is below 0.50% for the entire term of this flooridor, the counterparty’s obligation to the Operating Partnership would be 2.25% of the notional amount of $1.8 billion.
     The Company has paid the upfront costs of the two flooridors and has no further liability under the flooridors to the counterparties.
     The foregoing summary does not purport to be complete and is qualified in its entirety by the executed Confirmations of Trade related to the Flooridors as it will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2009.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 8, 2009

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel